                                                                   Exhibit 23.3


                      CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Amendment No. 1 to Registration Statement on Form S-3, relating to the registration of 600,000 shares of common stock of FiNet.com, Inc., of our report dated July 9, 1998 (with respect to Note C July 31, 1998) with respect to our audit of the financial statements (not included in the registration statement) of Coastal Federal Mortgage Company, a wholly owned subsidiary of FiNET.Com, as of and for each of the years in the two year period ended April 30, 1998.

/s/ Richard A. Eisner and Company, LLP


Florham Park, New Jersey
March 14, 2000